SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2017

Vilacto Bio Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55023	46-3883208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Seagram Building, 375 Park Avenue Suite 2607, New York City NY 10152 U.S.A.
(Address of principal executive offices)

Registrant’s telephone number, including area code: +16468937895

____________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On April 19, 2017, we entered into a Stock Purchase Agreement (the “Agreement”) with Pharma GP APS, a Denmark corporation (“Pharma GP”) and its sole shareholder, 9 Heroes APS, a Denmark corporation. In accordance with the terms of the Agreement, we will purchase all of the outstanding shares of Pharma GP for the purchase price (the “Purchase Price”) of $6,000,000.00, payable as $3,000,000.00 in cash and the balance in shares of our common stock.

The closing of the above transactions is expected to occur on May 31, 2017 (the “Closing Date”). The Agreement is conditioned on our paying the Purchase Price, obtaining financing in the amount of $4,000,000.00 for operational expenses, and receiving audited financial statements from Pharma GP, among other conditions as contained in the Agreement.

We currently do not have the money on hand to pay the Purchase Price, and we must obtain additional financing to meet the conditions to close the transaction.

The Agreement includes customary representations, warranties and covenants among the parties to each other as of specific dates.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is included as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Pharma GP is a manufacturer of skincare products with distribution in several countries. The company’s body and facial creams are designed for moisturizing, skin regeneration, wound healing and a variety of skin issues, such as dry and cracked skin, among other things.

In addition, Pharma GP owns patents, trademarks and production facilities for an ingredient designed to be used in pharmaceuticals and medical devices for treating a wide range of issues. Pharma GP currently has skincare products that are available over the counter. However, the company intends to develop, market and sell pharmaceutical skincare products to treat various ailments using its patented technology. Currently, the company has no government approved products, but with the financing, we intend to purchase Pharma GP and focus on those clinical applications. We expect to have more information on the status of the Closing of the Agreement and our new business direction in future filings.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated April 19, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vilacto Bio Inc.

/s/ Gert Andersen

Gert Andersen

Chief Executive Officer

Date: April 20, 2017

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